PLEDGE AND SECURITY AGREEMENT

          THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of
                                                    ---------
March 20, 1998, is made by and between SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership") having its principal
                                           -----------
place of business at 70 West 36th Street, New York, New York 10018 and LEHMAN BROTHERS HOLDINGS INC. d/b/a LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation having its principal place of business at Three World Financial Center, 200 Vesey Street, New York, New York 10285 (hereinafter referred to as the "Lender").
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                               R E C I T A L S:

          A. The Partnership, by that certain Consolidated Amended and Restated Promissory Note of even date herewith, is indebted to the Lender in the principal sum of $275,000,000.00, or so much thereof as may be advanced and unpaid, in lawful money of the United States of America (the note, together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with
                                                             ----
interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note and that certain Loan Agreement dated as of the date hereof between the Partnership and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").
                                                           --------------

          B. The Partnership has a Membership Interest (as hereinafter defined) equal to one hundred percent (100%) of SLG Graybar 2 LLC (the "Company").
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          C.   As a condition to the Lender's making the loan as evidenced by the Note, the Partnership is required to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).

          NOW THEREFORE, to induce the Lender to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.     Definitions. Capitalized terms used herein and not
                         -----------
otherwise defined herein have the meanings assigned to them in the Loan Agreement. In addition, as used herein:

          "Collateral" shall have the meaning assigned to such term in
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Section 3 hereof.

          "Distribution" shall mean, with respect to the Company, a transfer
           ------------
of Property to a Member on account of a Membership Interest.

          "Economic Interest" shall mean, with respect to the Company, the
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right to  receive allocations of  Profit and Loss, Distributions,  returns of capital and distributions of assets upon a dissolution of the Company.

          "Event of Default" shall mean the occurrence of an Event of Default
           ----------------
under the Loan Agreement and any breach of representation or warranty or violation or noncompliance with any term, covenant or condition of this Agreement including, without limitation, Sections 2, 5 and 6 hereof.

          "Management Right" shall mean, with respect to the Company, the
           ----------------
right of a Member to participate in the management of the Company, to vote on any matter, and to grant or withhold consent or approval of action on behalf of the Company.

          "Member" shall mean, with respect to the Company, the members
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executing the Operating Agreement.

          "Membership Interest" shall mean, with respect to the Company, a
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Member's Economic Interest and Management Right.

          "Operating Agreement" shall mean, with respect to the Company, the
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Operating  Agreement of  the Company as  the same  may have been  modified or amended.

          "Profit and Loss" shall mean, with respect to the Company, the net
           ---------------
profit and net loss of the Company as computed in accordance with GAAP with respect to any fiscal period of the Company.

          "Property" shall many any property, real or personal, tangible or
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intangible,  including money,  and any  legal or  equitable interest  in such property.

          "Records" shall have the meaning assigned to such term in Section
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2(a) hereof.

          "Secured Obligations" shall mean all of the obligations under the
           -------------------
Note, the Loan Agreement, the Security Instrument and all of the other Loan Documents.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code
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as in effect  from time to time in  the State of New York  or, as the context may require, in effect in the state or states where any of the Collateral is located.

          Section 2.     Representations and Warranties. The Partnership
                         ------------------------------
represents and warrants to the Lender that:

          (a) The chief place of business and chief executive office of the Partnership and the office where the Partnership keeps its records concerning the Collateral (hereinafter, collectively the "Records") and
                                                               -------
     the original copies of the Operating Agreement are located, is at 70 West 36th Street, New York, New York 10018.

          (b) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all other places where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the transactions contemplated by this Agreement. No filing, recording, publishing or other act that has not been made or done is necessary or desirable in connection with the existence or good standing of the Partnership or the conduct of its business.

          (c) The Partnership has the full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Operating Agreement. The execution, delivery and performance by the Partnership of this Agreement and the Operating Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action. Each of this Agreement and the Operating Agreement has been duly executed and delivered by the Partnership, has not been amended or otherwise modified, is in full force and effect and is the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Partnership is not in default in the performance of any covenant or obligation set forth in the Operating Agreement or, to the best of the Partnership's knowledge, in any Loan Document to which it is a party.

          (d) The Partnership is the sole beneficial owner of the Collateral pledged by it under Section 3 hereof, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other person or entity), except for the assignment, pledge and security interest in favor of the Lender created or provided for herein, and agrees that it will not encumber or grant any security interest in or with respect to the Collateral or permit any of the foregoing.

          (e) The pledge and security interest hereunder in favor of the Lender constitutes a first priority pledge and security interest in and to all of the Collateral pledged by the Partnership hereunder.

          (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Partnership is a party or by which the Partnership or the Partnership's property is bound or to which the Partnership is subject, or constitute a default under any such agreement or instrument, or (except for the liens created pursuant hereto) result in the creation or imposition of any lien or encumbrance upon any of the Partnership's revenues or assets pursuant to the terms of any such agreement or instrument.

          (g) No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Partnership of this Agreement or the Operating Agreement.

          (h) There is no action, suit or proceeding at law or in equity by or before any government authority, arbitral tribunal or other body now pending, or to the best knowledge of the Partnership, threatened against or affecting the Company, the Partnership or any of their respective property or the Collateral which could have a material adverse effect on such party's condition, financial or otherwise.

          (i) The Partnership is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or an "investment advisor" within the meaning of the Investment Company Act of 1940 or (ii) an "electric utility company", a "holding company" or either a "subsidiary company" or an "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935.

          (j)  The sole Member of the Company is the Partnership.

          Section 3.     Collateral. As collateral security for the prompt
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payment  in full  when due (whether  at stated  maturity, by  acceleration or otherwise) of the Secured Obligations, the Partnership hereby pledges, assigns, hypothecates and transfers to the Lender, and hereby grants to the Lender, a lien on and security interest in, all of the Partnership's right, title and interest in, to and under the following, whether now owned by the Partnership or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "Collateral"):
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          (a)  its  Membership Interest  in the  Company,  including, without limitation, all  of its right, title and  interest in, to and under
          the  Operating   Agreement  of  the  Company,   including,  without
          limitation, (i) all rights of the Partnership to receive moneys due but unpaid and to become due under or pursuant to the Operating Agreement, (ii) all rights of the Partnership to participate in the operation or management of the Company and to take actions or consent to actions in accordance with the provisions of the Operating Agreement, (iii) all rights of the Partnership to property of the Company, (iv) all rights of the Partnership to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Operating Agreement, (v) all claims of the Partnership for damages arising out of or for breach of or default under the Operating Agreement and (vi) all rights of the Partnership to terminate, amend, supplement, modify or waive performance under the Operating Agreement, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

          (b) all certificates, if any, representing the Partnership's Membership Interest or a distribution or return of capital upon or with respect to its interest in the Company or resulting from a split-up, revision, reclassification or other like change of the Membership Interest or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Membership Interest;

          (c) to the extent not included in the foregoing, all proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

          Section 4.     Provisions Concerning Uncertificated Securities
                         -----------------------------------------------
Collateral.  With respect to any portion of the Collateral (including without
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limitation any Membership Interest) which may  now or hereafter be deemed  to be "uncertificated securities" under the Uniform Commercial Code, it is the Partnership's intent to grant to Lender a perfected security interest in such Collateral both by filing and by "control," as contemplated by Section 47-9115 of the Uniform Commercial Code. Accordingly, the Partnership, the Lender and the Company hereby agree as follows:

     (a) New York law and the provisions of the Uniform Commercial Code shall govern the pledge of and security interest granted in such Collateral, the perfection of the security interest, the effect of perfection, the priority of the security interest, and all related matters concerning this Agreement.

     (b) The Company hereby agrees to honor any directives or instructions received from the Lender with respect to the transfer or other disposition of any Membership Interest without the need for any authorization or consent from the Partnership, to the same extent as if the Lender, rather than
Partnership, was the actual owner of the Membership Interest. The Partnership hereby expressly consents to Lender's receipt and exercise of such rights.

     (c) Nothing in the foregoing subsection (b) shall limit or reduce any rights of the Partnership with respect to any Membership Interest, subject in all respects to the other terms and provisions of this Agreement.

     (d) The parties agree that the Company shall deliver to the Lender a "Transaction Statement" acceptable to the Lender evidencing the notation of the pledge of such Company's Membership Interests purusant to this Agreement.

          Section 5.     Covenants.  The Partnership covenants and agrees:
                         ---------

          (a) The Partnership shall not (i) cancel or terminate the Operating Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify the Operating Agreement (as in effect on the date hereof and as thereafter amended, modified or supplemented with the consent of the Lender) or consent to same or (iii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend the Operating Agreement or consent to same.

          (b) The Partnership shall preserve and maintain its existence as a Delaware limited partnership and all of its licenses, rights, privileges and franchises that are necessary or desirable for the fulfillment of its obligations under this Agreement, the Operating Agreement and each other Loan Document to which it is or is intended to be a party.

          (c) The Partnership shall pay and discharge all taxes now or hereafter imposed on it, on its income or profits, on any of its property or upon the liens provided for herein prior to the date on which penalties attach thereto; the Partnership shall promptly pay any valid, final judgment enforcing any such tax and cause the same to be satisfied of record and it shall also pay, or cause to be paid, when due all claims for labor, material, supplies or services that, if unpaid, could by law result in a mechanics' lien.

          (d) The Partnership shall not create, incur, assume or suffer to exist any lien upon any of the Collateral.

          (e) The Partnership shall notify the Lender promptly upon obtaining knowledge of any action, suit or proceeding at law or in equity by or before any government authority, arbitral tribunal or other body pending or threatened against the Company or the Partnership which could result in a Material Adverse Effect (as defined in the Loan Agreement) on the Company's or the Partnership's condition, financial or otherwise.

          (f) The Partnership shall not sell, assign, transfer or otherwise dispose of all or any part of its Membership Interest in the Company, or consent to the creation of any Membership Interest in the Company without the prior consent of the Lender.

          (g) The Partnership shall not without the prior consent of the Lender voluntarily withdraw as the managing member of the Company.

          (h) The Partnership shall not take or consent to any action to terminate, dissolve or liquidate the Company or commence or consent to the commencement of any proceeding seeking the termination, dissolution or liquidation of the Company.

          (i) Promptly after the Partnership knows or has reason to believe that any Default or Event of Default has occurred, the Partnership shall deliver to the Lender notice of such event describing the same in reasonable detail together with, or as soon thereafter as possible, a written description of the action that the Partnership has taken or proposes to take with respect thereto.

          Section 6.     Further Assurances; Remedies. In furtherance of the
                         ----------------------------
grant of the pledge and security interest pursuant to Section 3 hereof, the Partnership hereby agrees with the Lender as follows:

          6.1  Delivery and Other Perfection. The Partnership shall:
               -----------------------------

          (a) if any of the above-described ownership interests, shares, securities, moneys, property or Membership Interests required to be pledged by the Partnership under Section 3 hereof is received by the Partnership after the occurrence and during the continuance of an Event of Default, forthwith either (i) transfer and deliver to the Lender such interests, money and property so received by the Partnership, all of which thereafter shall be held by the Lender, pursuant to the term of this Agreement, as part of the Collateral or (ii) take such other action as the Lender shall deem necessary or appropriate to duly record the Lien created hereunder in such ownership interests, moneys, property or Membership Interests in said clauses;

          (b) give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence and during the continuance of an Event of Default, causing any or all of the Collateral to be transferred of record into the name of the Lender or its nominee (and the Lender agrees that if any Collateral is transferred into its name or the name of its nominee, it will thereafter promptly give to the Partnership copies of any notices and communications received by it with respect to the Collateral). Without limiting the generality of the foregoing, the Partnership shall, after the occurrence and during the continuance of an Event of Default, if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Lender such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender;

          (c) maintain, hold and preserve full and accurate Records, and stamp or otherwise mark such Records in such manner as the Lender may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its Records, and permit representatives of the Lender to be present at the Partnership's place of business to make copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Partnership with respect to the Collateral, all in such manner as the Lender may require.

          6.2  Other Financing Statements and Liens. Without the prior
               ------------------------------------
consent of the Lender, the Partnership shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole Lender.

          6.3  Preservation of Rights. The Lender shall not be required to
               ----------------------
take any steps necessary to preserve any rights against prior parties to any of the Collateral.

          6.4  Collateral.
               ----------

          (a) So long as no Event of Default shall have occurred and be continuing, the Partnership shall have the right to (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Agreement and other Loan Documents, provided that
                                                             --------
     the Partnership agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Agreement and other Loan Documents; and the Lender shall execute and deliver to the Partnership or cause to be executed and delivered to the Partnership all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Partnership may reasonably request for the purpose of enabling the Partnership to exercise the rights and powers which it is entitled to exercise pursuant to this Section 6.4(a), and (ii) receive and retain any and all cash (and cash equivalents) dividends or distributions paid on the Collateral, provided that any liquidating distributions resulting from the sale, exchange or disposition of any of the Property owned by the Company shall become part of the Collateral and, if received by the Partnership, shall be held for the benefit of Lender, subject to the terms of this Agreement and the Loan Agreement.

          (b) Any provisions of the Operating Agreement restricting the transferability of the Membership Interests in the Company shall not apply to the exercise by the Lender of any of its rights and remedies under any Loan Document or to any sale, assignment, transfer or other disposition by the Lender of all or any part of any Membership Interest in the Company. The Partnership hereby consents to the admission of the Lender as a Member in the Company pursuant to the exercise of the Lender's rights and remedies pursuant to this Agreement or any other Loan Document.

          6.5  Events of Default. During the period during which an Event of
               -----------------
Default shall have occurred and be continuing:

          (a) the Lender shall (i) have all of the rights and remedies with respect to the Collateral of a Lender under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a Lender is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and the Partnership agrees to take all such action as may be appropriate to give effect to such right) and (ii) receive and retain any and all cash (and cash equivalents) dividends or distributions paid on the Collateral, provided that any liquidating distributions resulting from the sale, exchange or disposition of any of the Property owned by the Company shall become part of the Collateral and, if received by the Partnership, shall be held for the benefit of Lender, subject to the terms of this Agreement and the Loan Agreement.

          (b) the Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may modify the terms of, any of the Collateral;

          (c) the Lender may, in its name or in the name of the Partnership or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (d) the Lender may, upon ten days' prior notice to the Partnership of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Partnership, any such demand, notice and right or equity being hereby expressly waived and released. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
6.5 shall be applied in accordance with Section 6.8 hereof.

          The Partnership recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral which constitutes a "security" under the Securities Act of 1933, as amended, to limit purchasers to those who will agree, among other things, to acquire tment and not with a view to the distribution or resale thereof. The Partnership acknowledges that any such private sale may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Lender shall not have any obligation to engage in public sales and no obligation to delay the sale of any such Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

          6.6  Removals. Without at least 30 days' prior notice to the
               --------
Lender, the Partnership shall not maintain any of its books and records with respect to the Collateral pledged by it hereunder at any office or maintain its principal place of business at any place other than at the address set forth in Section 2(a).

          6.7  Private Sale. Lender shall not incur any liability as a result
               ------------
of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.5 hereof conducted in a commercially reasonable manner. The Partnership hereby waives any claims against Lender by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

          6.8  Application of Proceeds. Except as otherwise herein expressly
               -----------------------
provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Lender under this Section 6, shall be applied by the Lender in accordance with the Loan Agreement. As used in this Section 6, "proceeds"
                                                                 --------
of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Partnership or any issuer of or obligor on any of the Collateral.

          6.9  Attorney-in-Fact. Without limiting any rights or powers
               ----------------
granted by this Agreement to the Lender while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby appointed the attorney-in-fact of the Partnership for the purpose of carrying out the provisions of this
Section 6 and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with interest. Without limiting the gs in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Partnership representing any distribution or other payment in respect of the Collateral or any part thereof and to give full discharge for the same.

          6.10 Termination. When all of the Secured Obligations shall have
               -----------
been paid in full, this Agreement shall terminate and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Partnership.

          6.11 Expenses. The Partnership agrees to pay to Lender all
               --------
out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 6, or performance by the Lender of any obligations of the Partnership in respect of the Collateral which the Partnership has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations to the Lender secured under Section 3 hereof.


          6.12 Intentionally Deleted.
               ---------------------

          Section 7.     Miscellaneous.
                         -------------

          7.1  No Implied Waiver. No failure on the part of Lender or any of
               -----------------
its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

          7.2  Notices. All notices, requests and other communications
               -------
provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in accordance with the provisions of the Loan Agreement.

          7.3  Amendments. This Agreement may be amended or modified only by
               ----------
an instrument in writing signed by the Partnership and the Lender, and any provision of this Agreement may be waived, in writing, by the Lender. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

          7.4  Successors and Assigns. This Agreement shall be binding upon
               ----------------------
and inure to the benefit of the respective successors and assigns of the Partnership and the Lender (provided, however, that the Partnership shall not
                            --------  -------
assign or transfer its rights and obligations hereunder without the prior written consent of the Lender).

          7.5  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          7.6  Agents. The Lender may employ agents and attorneys-in-fact in
               ------
connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          7.7  Severability. If any provision hereof is invalid or
               ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          7.8  Headings. Headings appearing herein are used solely for
               --------
convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          7.9  Further Assurances.  The Partnership agrees to do such further
               ------------------
acts and things and to pay the reasonable costs and expenses in connection with such acts, and to execute and deliver or cause to be executed and delivered such additional documentation, additional conveyances, assignments, and similar instruments, as the Lender may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Lender its rights and remedies hereunder or to further effectuate the purposes of this Agreement, including without limitation to perfect or maintain the perfection or first priority nature of the assignment and security interest granted hereby and to grant and to perfect a security interest in any additional interest the Partnership acquires in the Company during the term of the Loan Agreement. The Partnership agrees that, where permitted under applicable law, a carbon, photographic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          7.10 Acknowledgement by the Company. The Company by executing this
               ------------------------------
Agreement, hereby acknowledges the security interest of and the rights of the Lender under this Agreement and agree to the transfers of the Partnership's interest in the Company to Lender made or to be made under or pursuant to this Agreement.

          7.11 Submission to Jurisdiction. Any legal action or proceeding
               --------------------------
with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Partnership hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Partnership hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Partnership in any other jurisdiction.

          7.12 Governing Law. This Agreement shall be deemed to be a contract
               -------------
entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         SL GREEN  OPERATING   PARTNERSHIP, L.P.,  a Delaware
                         limited partnership

                         By: SL GREEN REALTY CORP., a Maryland corporation, its general partner


                              By:  /s/ David J. Nettina
				   -----------------------------
                                   David J. Nettina
                                   Chief Financial Officer

                              By:  /s/ Benjamin P. Feldman
				   -----------------------------
                                   Benjamin P. Feldman
                                   Executive Vice President

                         LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation


                         By:  /s/ Francis Gilhool
                              ---------------------
                              Name:
                              Title:

ACKNOWLEDGED AND AGREED:

SLG GRAYBAR 2 LLC, a New York limited liability company

By:  SL GREEN OPERATING PARTNERSHIP, L.P.,
     a Delaware limited partnership, its sole member

     By:  SL GREEN REALTY CORP., a Maryland corporation,
          its general partner


          By:  /s/ David J. Nettina
	       -----------------------------
               David J. Nettina
               Chief Financial Officer

          By:  /s/ Benjamin P. Feldman
	       -----------------------------
               Benjamin P. Feldman
               Executive Vice President